Exhibit 10.3

AMENDMENT NO. 4 TO FORBEARANCE AGREEMENT

This Amendment No. 4 to the Forbearance Agreement (this “Fourth Amendment”) is entered into as of May 3, 2019 by and between Monitronics International, Inc., a Texas corporation (the “Borrower”), each other Loan Party to the Credit Agreement, Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and certain Lenders party hereto (collectively, the “Parties”).

RECITALS

A.                                    On April 1, 2019, the Parties entered into that certain Forbearance Agreement (as amended by Amendment No. 1, dated April 12, 2019, Amendment No. 2, dated April 24, 2019, and Amendment No. 3, dated April 30, 2019, the “Forbearance Agreement”), under which the Required Lenders agreed to temporarily forbear on enforcement of the Specified Defaults, subject to the terms and conditions contained in the Forbearance Agreement.

B.                                    The Forbearance Agreement contains a milestone that provides that no later than 5:00 p.m. (New York Time) on May 3, 2019 (the “RSA Deadline”), the Borrower shall have entered into a restructuring support agreement acceptable to holders of at least 50% of the outstanding Term B-2 Loans, in their sole discretion (the “RSA Milestone”).  In the event that the RSA Milestone is not satisfied by the RSA Deadline, the Forbearance Period terminates pursuant to the terms of the Forbearance Agreement.  In addition, the Forbearance Agreement provides that the Forbearance Termination Date is, among other things, May 3, 2019 (the “Outside Date”).

C.                                    The Parties hereby desire to (1) further extend the RSA Deadline to no later than 5:00 p.m. (New York Time) on May 8, 2019 and (2) extend the Outside Date to May 8, 2019.

Now, therefore, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the Administrative Agent, the Borrower, and the undersigned Lenders hereby acknowledge, agree and consent to the following:

1.                                      Defined Terms.  Except as defined herein, capitalized terms used herein shall have the meanings, if any, assigned to such terms in the Forbearance Agreement.

2.                                      Interpretation.  The rules of interpretation set forth in Section 1.02 of the Credit Agreement shall be applicable to this Fourth Amendment and are incorporated herein by this reference.

3.                                      Amendments.

(a)                                 Section 4 of the Forbearance Agreement is replaced in its entirety and further amended as follows:

“4.                                Forbearance.  During the period (the “Forbearance Period”) commencing on the Forbearance Effective Date (as defined herein) and ending on the date (the “Forbearance Termination Date”) which is the earliest to occur of (a) May 8, 2019, (b) the failure to meet any Milestone (as defined in Section 8 hereof); (c) the occurrence of any Default or Event of Default under the Credit Agreement (other than the Specified Defaults), (d) the failure of the Borrower to comply with any of the requirements of Section 6 or Section 7 hereof, (e) the acceleration of the 9.125% Senior Notes due 2020 (the “Notes”) issued pursuant to that certain Indenture dated as of March 23, 2012 (the “Notes Indenture”) by and among the Borrower, the guarantors party thereto, and U.S. Bank National Association, as trustee (in such capacity, the “Notes Trustee”), or (f) any action by the Notes Trustee and/or any holder of Notes to exercise rights or remedies pursuant to the Notes Indenture after an Event of Default (as defined in the Notes Indenture), the Required Lenders hereby forbear from enforcement of:

(a)                                 the requirement of Section 6.01(a) of the Credit Agreement that the report and opinion of Ernst & Young, KPMG or another independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders delivered with respect to the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of the fiscal year ended December 31, 2018, and the related consolidated statement of income or operations, and consolidated statement of changes in shareholders’ equity, and cash flows for such fiscal year, not include an explanatory paragraph expressing substantial doubt about the ability of the Borrower or any Loan Party to continue as a going concern or any qualification or exception as to the scope of such audit; and

(b)                                 any Default or Event of Default under Section 8.01(e) of the Credit Agreement, resulting from the Borrower’s failure to make the interest payment due on April 1, 2019 under the Senior Unsecured Notes.

Upon the Forbearance Termination Date, (i) the forbearance set forth in this Section 4 of this Forbearance shall terminate automatically and be of no further force or effect, and (ii) subject to the terms of the Loan Documents and applicable law, the Administrative Agent and each Lender shall be free in its sole and absolute discretion, without limitation, to proceed to enforce any or all of its rights and remedies set forth in the Credit Agreement, the other Loan Documents and applicable law.  In furtherance of the foregoing, and notwithstanding the occurrence of the Forbearance Effective Date, each Loan Party acknowledges and confirms that, subject to the Forbearance, all rights and remedies of the Administrative Agent and the Lenders under the Loan Documents and applicable law with respect to the Borrower or any other Loan Party shall continue to be available to the Administrative Agent and the Lenders.  For the avoidance of doubt, each Loan Party acknowledges and confirms that the agreement of the Administrative Agent and the Lenders signatory hereto temporarily to forbear shall not apply to nor preclude any remedy available to the Administrative Agent or the Lenders in connection with any proceeding commenced under any bankruptcy or insolvency law, including, without limitation, to any relief in respect of adequate protection or relief from any stay imposed under such law.  The parties hereto agree that the running of all statutes of limitation and the doctrine of laches applicable to all claims or causes of action that the Administrative Agent or any Lender may be entitled to take or bring in order to enforce its rights and remedies against the Borrower or any other Loan Party are, to the fullest extent permitted by law, tolled and suspended during the Forbearance Period.  For the avoidance of doubt, no grace period or period required for a Default to mature or become an Event of Default shall be tolled or suspended by this Forbearance.”

(b)                                 Section 8(b) of the Forbearance Agreement is replaced in its entirety and further amended as follows:

“(b)                           No later than 5:00 p.m. (New York Time) on May 8, 2019, the Borrower shall have entered into a restructuring support agreement acceptable to holders of at least 50% of the outstanding Term B-2 Loans, in their sole discretion.”

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4.                                      Other Terms.  Except as expressly set forth herein, all other terms of the Forbearance Agreement shall remain in full force and effect, and nothing in this Fourth Amendment shall be construed as modifying or amending any such terms unless otherwise expressly provided herein.

5.                                      Conditions Precedent to Effectiveness.  This Fourth Amendment shall become effective on the date (the “Fourth Amendment Effective Date”) upon which each of the conditions precedent set forth below have been satisfied:

(a)                                 the Administrative Agent (or its counsel) shall have received a counterpart of this Fourth Amendment signed by each of the Borrower, the Administrative Agent and the Required Lenders.

(b)                                 after giving effect to the forbearance under the Forbearance Agreement, the representations and warranties of the Borrower contained in Article V of the Credit Agreement or any other Loan Document are true and correct in all material respects (or with respect to representations and warranties qualified by materiality, in all respects) on and as of the Fourth Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date in all material respects (or with respect to representations and warranties qualified by materiality, in all respects), except that the representations and warranties contained in Sections 5.05(a) and (b) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b) of the Credit Agreement, respectively.

6.                                      Counterparts.  This Fourth Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Fourth Amendment by telecopy or other electronic imaging means (including “.pdf”) shall be effective as delivery of a manually executed counterpart of this Fourth Amendment.

[signature pages follow]

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IN WITNESS WHEREOF, the parties have executed this Fourth Amendment as of the date and year first above written.

MONITRONICS INTERNATIONAL, INC.

By:	/s/ William E. Niles
Name: William E. Niles
Title: Executive Vice President and Secretary

[Signature page to Amendment No. 4 to Forbearance Agreement]

[BANK OF AMERICA, N.A.]

[Signature page to Amendment No. 4 to Forbearance Agreement]

[CONSENTING LENDER]

[Signature page to Amendment No. 4 to Forbearance Agreement]